Exhibit (a)(1)(E)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

BIOSPECIFICS TECHNOLOGIES CORP.

a Delaware corporation

at

$88.50 net per share, in cash,

Pursuant to the Offer to Purchase

Dated November 2, 2020

by

BETA ACQUISITION CORP.

a wholly-owned subsidiary of

ENDO INTERNATIONAL PLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 PM, NEW YORK TIME, ON DECEMBER 1, 2020, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

November 2, 2020

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated November 2, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitutes the “Offer”), receipt of which is hereby acknowledged, by Beta Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly-owned indirect subsidiary of Endo International plc, a public limited company incorporated in Ireland (“Endo”), for all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of BioSpecifics Technologies Corp., a Delaware corporation (“BioSpecifics”), at a price of $88.50 per Share, net to the holder in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

THE BOARD OF DIRECTORS OF BIOSPECIFICS HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1.    The offer price for the Offer is $88.50 per Share, net to you in cash, without interest and subject to any withholding of taxes, upon the terms and subject to the conditions of the Offer.

2.    The Offer is being made for all outstanding Shares.

3.    The Offer is being made in connection with the Agreement and Plan of Merger, dated October 19, 2020, by and among Endo, Purchaser and BioSpecifics (as it may be amended from time to time, the “Merger Agreement”). The Merger Agreement provides, among other things, that as soon as practicable following the consummation of the Offer and subject to the satisfaction or waiver of specified conditions, Purchaser will be merged with and into BioSpecifics (the “Merger”) in accordance with Section 251(h) of the Delaware General Corporation Law (the “DGCL”) without a vote on the adoption of the Merger Agreement by BioSpecifics’ stockholders, with BioSpecifics continuing as the surviving corporation of the Merger and thereby becoming a wholly-owned subsidiary of Endo. At the closing of the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than (a) Shares owned by Endo, Purchaser, BioSpecifics or by any of their direct or indirect wholly-owned subsidiaries, in each case at the commencement of the Offer and immediately prior to the effective time of the Merger, (b) Shares irrevocably accepted for purchase pursuant to the Offer or (c) Shares owned by any stockholders who have properly and validly demanded their appraisal rights in compliance with Section 262 of the DGCL) will be automatically converted into the right to receive the Offer Price, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

4.    The Offer and withdrawal rights will expire at one minute after 11:59 PM, New York time, on December 1, 2020, which is the 20th business day following the commencement of the Offer (the “Expiration Time”), unless the Offer is extended or earlier terminated.

5.    The Offer is not subject to any financing condition. The Offer is subject to the conditions described in Section 15 of the Offer to Purchase.

6.    The Board of Directors of BioSpecifics has unanimously recommended that you tender all of your shares pursuant to the Offer.

7.    Tendering stockholders who are record owners of their Shares and who tender directly to Computershare Trust Company, N.A. the depositary for the Offer, will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Time.

The Offer is not being made to holders of Shares in any jurisdiction in which the making of the Offer would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In those jurisdictions where applicable laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by Purchaser.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

BIOSPECIFICS TECHNOLOGIES CORP.

a Delaware corporation

at

$88.50 net per share, in cash,

Pursuant to the Offer to Purchase

Dated November 2, 2020

by

BETA ACQUISITION CORP.

a wholly-owned subsidiary of

ENDO INTERNATIONAL PLC

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated November 2, 2020 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal” which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitutes the “Offer”), in connection with the tender offer by Beta Acquisition Corp., a Delaware corporation (“Purchaser”) and a wholly-owned indirect subsidiary of Endo International plc, a public limited company incorporated in Ireland (“Endo”), for all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of BioSpecifics Technologies Corp., a Delaware corporation (“BioSpecifics”), at a price of $88.50 per Share (“Offer Price”), net to the holder in cash, without interest and less any applicable withholding of taxes, upon the terms and subject to the conditions of the Offer.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf will be determined by Purchaser and such determination shall be final and binding.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                            SHARES*

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the Expiration Time (as defined in the Offer to Purchase).

Dated:

Signature (s):

Please Print Name(s)

Address:

(Include Zip Code)

Area code and Telephone no.

Tax Identification or Social Security No.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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